                                                                   Exhibit 10.35




                           SECOND AMENDED AND RESTATED



                             SHAREHOLDERS AGREEMENT



                                      among



                    CORPORACION DE INVERSIONES AEREAS, S.A.,

                           CONTINENTAL AIRLINES, INC.

                                       and

                               COPA HOLDINGS, S.A.





                                  June __, 2006

                               TABLE OF CONTENTS

                                                                                                               PAGE


ARTICLE I MANAGEMENT OF THE COMPANY; BOARD OF DIRECTORS...........................................................2

         Section 1.1.      Board of Directors.....................................................................2
         Section 1.2.      Composition of Board of Directors......................................................2
         Section 1.3.      Meetings; Quorum; Required Vote........................................................3
         Section 1.4.      Removal; Vacancies.....................................................................3

ARTICLE II DISPOSITIONS, SALES AND TRANSFERS OF SHARES; RIGHT OF FIRST OFFER; TAG-ALONG RIGHTS....................4

         Section 2.1.      Transfers..............................................................................4
         Section 2.2.      Prohibited Transfers...................................................................5
         Section 2.3.      Right of First Offer...................................................................5
         Section 2.4.      Tag Along Rights.......................................................................7
         Section 2.5.      Continental Lockup.....................................................................9

ARTICLE III MISCELLANEOUS.........................................................................................9

         Section 3.1.      Termination............................................................................9
         Section 3.2.      Successors and Assigns................................................................10
         Section 3.3.      Entire Agreement......................................................................10
         Section 3.4.      Severability..........................................................................10
         Section 3.5.      Language..............................................................................10
         Section 3.6.      GOVERNING LAW.........................................................................10
         Section 3.7.      Arbitration...........................................................................10
         Section 3.8.      Notices...............................................................................11
         Section 3.9.      Headings..............................................................................12
         Section 3.10.     Modification, Amendment or Clarification..............................................12
         Section 3.11.     Counterparts..........................................................................12
         Section 3.12.     Constructive Termination..............................................................12
         Section 3.13.     Remedies..............................................................................12
         Section 3.14.     Shareholder Meeting...................................................................13


               SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT


     This Second Amended and Restated Shareholders Agreement (this "Agreement") of Copa Holdings, S.A., a corporation (sociedad anonima) duly organized and validly existing under the laws of Panama (the "Company"), is made and entered into as of June __, 2006, by and among the Company, Corporacion de Inversiones Aereas, S.A., a corporation (sociedad anonima) duly organized and validly existing under the laws of Panama ("CIASA"), and Continental Airlines, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware ("Continental" and, together with CIASA, the "Shareholders").

                                    RECITALS

     WHEREAS, the Company owns, directly or indirectly, substantially all of the issued and outstanding capital stock of Compania Panamena de Aviacion, S.A., a corporation (sociedad anonima) duly organized and validly existing under the laws of Panama ("COPA"), Oval Financial Leasing, Ltd., a corporation duly organized and validly existing under the laws of the British Virgin Islands ("Oval"), AeroRepublica S.A., a corporation (sociedad anonima) duly organized and validly existing under the laws of Colombia ("AeroRepublica"), and OPAC, S.A., a corporation (sociedad anonima) duly organized and validly existing under the laws of Panama ("OPAC" and, together with COPA, AeroRepublica, Oval and the Company's other subsidiaries, the "Operating Companies");

     WHEREAS, the Company and the Shareholders entered into a shareholders agreement, dated May 12, 1998 (the "Old Shareholders Agreement"), in connection with a Stock Purchase Agreement, dated as of May 8, 1998 (the "Stock Purchase Agreement"), pursuant to which CIASA owned 76,500 shares of Class A common stock, without par value (the "Old Class A Shares"), of the Company, and Continental owned 73,500 shares of Class B common stock, without par value (the "Old Class B Shares" and, together with the Class A Shares, the "Old Shares"), of the Company;

     WHEREAS, COPA and Continental have entered into an Amended and Restated Services Agreement (the "Services Agreement") and an Amended and Restated Alliance Agreement (the "Alliance Agreement"), each dated as of November 23, 2005, pursuant to which COPA and Continental agreed to cooperate with each other in connection with certain aspects of COPA's and Continental's air transportation business;

     WHEREAS, in order to facilitate a public offering (the "Initial Public Offering") of a portion of their Shares (hereinafter defined), in November 2005, the Shareholders recapitalized the Company to, among other things, replace the Old Shares with a new series of Class A shares, without par value (the "Class A Shares"), which do not have voting rights except in certain circumstances described in the Company's Pacto Social, as amended, and a new series of Class B shares, without par value (the "Class B Shares" and, together with the Class A Shares, the "Shares"), entitled to one vote per share;

     WHEREAS, the Shareholders and the Company entered into an Amended and Restated Shareholders Agreement, dated as of November 23, 2005 (the "Amended and Restated Shareholders Agreement"), to modify certain provisions of the Old Shareholders Agreement;

     WHEREAS, on the date hereof the Shareholders are entering into an amended and restated registration rights agreement, substantially in the form attached as Exhibit A hereto (the "Registration Rights Agreement"), with respect to the Class A Shares held by Continental and the Class B Shares held by CIASA; and

     WHEREAS, the Shareholders believe it to be in the best interests of themselves and the Company that the agreements contained herein be adopted in order to amend and restate the Amended and Restated Shareholders Agreement and promote the harmonious management of the Company;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                  MANAGEMENT OF THE COMPANY; BOARD OF DIRECTORS

     Section 1.1. Board of Directors. The business and affairs of the Company shall be managed and controlled by the Board of Directors of the Company in a manner consistent with this Agreement and the Company's Pacto Social.

     Section 1.2. Composition of Board of Directors.

     (a) The Shareholders agree that, effective as of the date hereof, the Board of Directors of the Company (the "Board of Directors") shall consist of eleven
(11) members (each, a "Director") and shall have the following composition: seven (7) Directors elected from candidates nominated by CIASA at its sole option ("CIASA Directors"); one (1) Director elected from candidates nominated by Continental at its sole option (the "Continental Director"); and three (3) Directors who shall be "independent" (the "Independent Directors") under the rules of the New York Stock Exchange (the "NYSE"); provided that the number of Continental Directors shall be automatically decreased to zero at such time as Continental, together with its Permitted Transferees, owns less than 19% of the total outstanding shares and the Alliance Agreement has expired or been terminated. Each of the Shareholders agrees to vote, or act by written consent with respect to, any Shares beneficially owned by it that are entitled to vote, at each annual or special meeting of stockholders of the Company at which Directors are to be elected or to take all actions by written consent in lieu of any such meeting as are necessary, to cause the CIASA Directors, the Continental Director and the Independent Directors to be elected to the Board of Directors as provided in this Section 1.2. Each of the Shareholders agrees to use its best efforts to cause the election of each such designee to the Board of Directors, including nominating such individuals to be elected as members of the Board of Directors. Further, the Company agrees that, if at any time there is a vacancy on the Board of Directors and as a result thereof the Board of Directors includes fewer CIASA Directors or Continental Directors than CIASA or Continental are entitled to nominate at such time, then the Company shall nominate or appoint, as the case may be, the person designated by CIASA or Continental, as the case may be, to fill such vacancy and, in the event of a shareholders vote, shall recommend to shareholders such individual's election to the Board. In addition, at any time when there is no Continental Director on the Board of Directors and Continental is entitled to appoint a member of the Board of Directors, at Continental's request, the Company shall invite an individual designated by Continental at such time to attend all board meetings (including telephonic meetings) as a non-voting observer and review all actions taken by the Board of Directors without a meeting, and shall provide such individual, at the same time as provided to Directors, all materials provided to Directors in connection with such meetings or actions taken without a meeting.

     (b) The Shareholders shall, at CIASA's option, adjust the size of the Board of Directors and/or replace one or more CIASA Directors with new Independent Directors to the extent hereafter required to comply with applicable law or the rules of the NYSE; provided that any such adjustments shall not impair Continental's rights pursuant to Section 1.2(a) (it being understood that the mere adjustment of the size of the board shall not be deemed an impairment of Continental's rights).

     Section 1.3. Meetings; Quorum; Required Vote.


     (a) Meetings of the Board of Directors shall be held at least quarterly. Unless a majority of Directors otherwise agrees, meetings of the Board of Directors shall be held in Panama.

     (b) Unless every Director otherwise agrees or waives such requirement or unless a fixed date is established for regular meetings, notice in writing of any meeting of the Board of Directors must be received by each Director no less than fourteen (14) days prior to the date on which such meeting is scheduled to occur.

     (c) Attendance in person or by telephone of at least a majority of the Directors or their respective alternate Directors shall be required to constitute a quorum at a meeting of the Board of Directors, except where the Pacto Social of the Company may require a greater number.

     (d) Unless otherwise specified in this Agreement, all matters shall require a simple majority vote of all Directors present at the meeting.

     Section 1.4. Removal; Vacancies.

     (a) Either Shareholder may dismiss its nominated directors with or without cause, and, upon the occurrence of any such dismissal, the other Shareholders shall vote accordingly in favor of, and shall use all reasonable efforts to implement promptly, such dismissal. In addition, any Director may resign at any time by giving written notice to the Shareholder that nominated such Director and to the Secretary of the Board of Directors and filing such notice with the Public Registry in Panama. The Secretary of the Board of Directors shall provide notice of any such resignation to the other Shareholders and the other Directors within two days of receiving such resignation. Such resignation shall take effect on the date shown on or specified in such notice or, if such notice is not dated, at the date of the receipt of such notice by the Secretary of the Board of Directors. No acceptance of such resignation shall be necessary to make it effective.

     (b) If the position of a CIASA Director or the Continental Director becomes vacant for any reason (including dismissal by the Shareholder nominating such Director), the remaining Directors shall vote (and if necessary the Shareholders shall cause their Shares to be voted) to elect as Director a person nominated by the Shareholder entitled to fill such vacant position and to replace the departed Director on any Committees on which he served. Notwithstanding the foregoing, if the position of the Continental Director becomes vacant as a result of the provisions of Section 1.2(a) of this Agreement, the remaining Directors shall vote (and if necessary the Shareholders shall cause their Shares to be voted) to elect as Director a person nominated by a majority of the remaining Directors to fill such vacant position and to replace the departed Director on any Committees on which he or she served.


                                   ARTICLE II

                  DISPOSITIONS, SALES AND TRANSFERS OF SHARES;
                     RIGHT OF FIRST OFFER; TAG-ALONG RIGHTS

     Section 2.1. Transfers. No Shareholder shall directly or indirectly sell, assign, transfer or otherwise dispose of, or pledge, mortgage, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), transfer by operation of law or in any way subject to any claims, options, charges, whether or not voluntarily, any Shares (or any beneficial interest in such Shares) to or with any other person or entity (including, without limitation, by operation of law) (collectively, a "Transfer") without complying with this Article II; provided that the restrictions of this Article II shall not apply to any "Permitted Transfer" which shall be defined as any sale, assignment or transfer (i) by a Shareholder to any wholly-owned subsidiary of that Shareholder (provided the selling, assigning or transferring Shareholder agrees in writing to remain bound by the terms of this Agreement and such wholly-owned subsidiary agrees in writing to be bound by the terms of this Agreement), (ii) to an Affiliate of CIASA (provided CIASA agrees in writing to remain bound by the terms of this Agreement and such Affiliate agrees in writing to be bound by the terms of this Agreement), (iii) to the shareholders of CIASA as of the date hereof or any Affiliate or Family Member thereof (provided that CIASA agrees in writing to remain bound by the terms of this Agreement and such transferee agrees in writing to be bound by the terms of this Agreement) or (iv) by Continental to a person owning a majority of the voting power of Continental's capital stock (a "Controlling Continental Shareholder") (provided Continental agrees in writing to remain bound by the terms of this Agreement and such person agrees in writing to be bound by the terms of this Agreement). Each person or entity referred to in sections (i) through (iv) of this Section 2.1 shall be a "Permitted Transferee"; provided that, for the avoidance of doubt, any trust subject to the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and established to fund retirement or pension benefits for employees of corporations, trades, or business that are under common control with Continental pursuant to sections 414(b) and 414(c) of the Internal Revenue Code of 1986, as amended and/or the ERISA benefit plan associated with such trust (any such trust or plan, a "Continental Plan") shall not be considered a Permitted Transferee, and a Transfer to such Continental Plan shall not be considered a Permitted Transfer. For purposes of this Agreement, an "Affiliate" of a person means an entity controlled by such person where control means ownership of a majority of both the economic interest in and voting power for such entity.

For purposes of this Agreement, a "Family Member" of a person is the spouse of such person or a parent, sibling or descendent of such person (or a spouse thereof) or a trust established for the benefit of any of the foregoing. Any Shareholder making a Permitted Transfer must notify the other Shareholder in writing prior to completing such Permitted Transfer.

     Section 2.2. Prohibited Transfers. For so long as CIASA and its Affiliates own, directly or indirectly, more than 50% of the Company's voting stock, neither Shareholder shall effect or agree to effect a Transfer (other than pursuant to (i) a Widely Distributed Public Offering, (ii) a Transfer to a Continental Plan, or (iii) a Permitted Block Trade (A) to the knowledge of the Transferring Shareholder, has not been entered into directly or indirectly with any airline or any subsidiary of an airline, (B) that has not otherwise been structured for the purpose of avoiding this Section 2.2 and (C) in which any underwriter or broker acknowledges that such underwriter or broker is familiar with the restrictions of this Section 2.2) without the prior written consent of the other Shareholder, which shall not be unreasonably withheld, if such Transfer would result in any airline or an Affiliate of an airline that is not as of the date of this Agreement a direct holder of Shares holding Shares. As used in this Agreement, "Widely Distributed Public Offering" means any public offering of Shares to five (5) or more purchasers, none of which are, to the knowledge of Continental or any underwriters, directly or indirectly affiliated with each other or any Shareholder and none of which are acting as a "group" (as defined in Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended), in which no one purchaser acquires more than 20% of the total number of Shares sold in such offering.

     Section 2.3. Right of First Offer.

     (a) In the event that Continental or a Permitted Transferee of Continental (together, for purposes of this Section 2.3, the "Continental Seller") intends to Transfer any Shares (other than pursuant to (i) a Permitted Transfer, (ii) a public offering of shares registered with the U.S. Securities and Exchange Commission pursuant to the Registration Rights Agreement or (iii) a Transfer pursuant to Section 2.4), it shall first give written notice to CIASA stating its intention to make such Transfer and the number of Shares proposed to be Transferred (the "Offered Securities"). Notwithstanding the foregoing, the Continental Seller shall not be required to give CIASA any such notice, and the provisions of this Section 2.3 shall not be applicable, on any date on which CIASA, together with its Permitted Transferees, owns less than 10.0% of the total outstanding Shares.

     (b) Unless the proposed Transfer is a Permitted Block Trade in accordance with the terms of Section 2.3(d), upon receipt of the notice described in
Section 2.3(a), CIASA may elect to, and if CIASA so elects the Continental Seller shall, negotiate in good faith, for a period of up to thirty (30) days (such 30-day period, the "Offer Period") from the date of the receipt by CIASA of such notice, the terms of a transaction in which CIASA will acquire all of the Offered Securities. The Continental Seller shall be under no obligation to accept any offer made by CIASA during the Offer Period. An offer made by CIASA shall not be considered to be an offer for purposes of the remainder of this
Section 2.3 unless it is a bona fide offer made in good faith and subject only to such conditions as are customary for offers of such type and, in the good faith judgment of the Continental Seller, reasonably capable of being satisfied and consummated within sixty (60) days of the date of such offer.

     (c) If CIASA offers to purchase all of the Offered Securities and does not reach a definitive agreement with the Continental Seller during the Offer Period to purchase all of the Offered Securities, the Continental Seller shall have the right, for a period of 180 days from the earlier of (i) the expiration of the Offer Period and (ii) the date on which the Continental Seller shall have received written notice from CIASA stating that CIASA does not intend to exercise its right to offer to purchase all of the Offered Securities, to enter into an agreement to transfer all (but not less than all) of the Offered Securities to any third person at a price that is at least 10% greater than the price offered by CIASA in its last offer. For purposes of this Section 2.3, in any Transfer to a Continental Plan, including any contribution of Shares or any beneficial interest in Shares, the purchase price per Share shall be deemed to be the value set forth in a valuation report issued to an independent fiduciary of the Continental Plan by an independent third party appraiser that includes a reasonable level of detail regarding the valuation method used by such appraiser to value such Shares or interests therein. If the Continental Seller intends to accept during such period an offer to Transfer all of the Offered Securities to any third person at a price that is not at least 10% greater than the price offered by CIASA in its last offer, then the Continental Seller shall give notice (the "Second Notice") in writing to CIASA specifying the number of Offered Securities proposed to be Transferred, the proposed sale price, the name and address of the proposed transferee as well as all other terms and conditions in connection with the proposed Transfer and shall enclose a copy of the offer received with respect thereto. During the three business days (such three-business-day period, the "Second Offer Period") following receipt of the Second Notice, CIASA shall have an irrevocable and exclusive option, but in no way an obligation, to agree to purchase all (but not less than all) of such Offered Securities on the same terms and subject to the same conditions as specified in the Second Notice, except that the closing date of any such agreement by CIASA to purchase shall occur no later than thirty (30) days after the expiration of the Second Offer Period. In the event that CIASA elects to exercise such option, the Continental Seller and CIASA shall promptly consummate the purchase and sale of such Offered Securities. In the event that the Second Offer Period has elapsed without CIASA having exercised such option, the Continental Seller shall have the right to consummate the proposed Transfer on the terms and conditions set forth in the Second Notice within thirty (30) days from the earlier of (i) the expiration of the Second Offer Period and (ii) the date on which the Continental Seller shall have received written notice from CIASA stating that CIASA does not intend to exercise its option to purchase all of such Offered Securities. If CIASA does not make an offer to purchase all of the Offered Securities during the Offer Period, the Continental Seller shall have the right, for a period of 180 days from the earlier of (i) the expiration of the Offer Period and (ii) the date on which the Continental Seller shall have received written notice from CIASA stating that CIASA does not intend to exercise its right to offer to purchase all of the Offered Securities, to enter into an agreement to transfer all (but not less than all) of the Offered Securities to any third person.

     (d) Notwithstanding Sections 2.3(b) and (c) above, if (i) immediately after giving effect to any proposed Transfer by a Continental Seller described in
Section 2.3(a), Continental and its Permitted Transferees would continue to own Registrable Securities (as defined in the Registration Rights Agreement) and
(ii) the proposed Transfer will be a Permitted Block Trade (as defined below) in accordance with this Section 2.3(d), the Continental Seller shall provide the written notice referred to in Section 2.3(a) no fewer than fourteen (14) days prior to the date on which the Continental Seller desires to sell the Offered Securities (the "Proposed Sale Date") and this Section 2.3(d) shall apply to the proposed Transfer of the Offered

Securities in lieu of Sections 2.3(b) and (c). In such event, at least four days but not more than seven days prior to the Proposed Sale Date, the Continental Seller shall invite CIASA in writing to make a written offer to purchase all of the Offered Securities (the "CIASA Bid"). The Continental Seller must receive the written CIASA Bid by 6:00 p.m., Central Standard Time, on the second full business day following the date of CIASA's receipt of Continental's written invitation to make an offer. If the Continental Seller accepts the CIASA Bid, CIASA shall purchase the Offered Securities pursuant to the CIASA Bid no more than thirty (30) days following the Continental Seller's acceptance of the CIASA Bid or on such other date as the Continental Seller and CIASA may agree. If the Continental Seller wishes to reject the CIASA Bid it shall do so in writing and, if it does so by 6:00 p.m., Central Standard Time, on the second full business day following its receipt of the CIASA Bid, the Continental Seller may sell no less than 70% of the Offered Securities in a block trade or similar transaction (a "Permitted Block Trade"); provided that (i) the Permitted Block Trade is consummated within seven (7) days of the Continental Seller's rejection of the CIASA Bid, (ii) the Offered Securities are purchased by at least four (4) purchasers that are not, to the knowledge of Continental or any underwriters, directly or indirectly affiliated with one another or with Continental or the Continental Seller and none of which are acting as a "group" (as defined in Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended) ("Unaffiliated Purchasers"), (iii) no single Unaffiliated Purchaser directly or indirectly acquires or will beneficially own as a result of the Permitted Block Trade more than the lesser of 50% of the Offered Securities and 5% of the total outstanding Shares, (iv) the purchase price paid by each of the Unaffiliated Purchasers for the Offered Securities is at least 95% of the price offered by CIASA pursuant to the CIASA Bid and (v) the other terms and conditions relating to the timing or value of consideration of the Permitted Block Trade are not more favorable in any material respect to any of the Unaffiliated Purchasers than the terms and conditions relating to the timing or value of consideration offered by CIASA in the written CIASA bid. Any Transfer that does not satisfy each of the requirements described in (i) through (v) of this Section 2.3(d) shall not constitute a Permitted Block Trade and shall remain subject to the offer procedures set forth in Sections 2.3(b) and (c).

     (e) If any portion of a price offered by CIASA or another purchaser for the Offered Securities is proposed to be paid in a form other than cash, such portion shall be deemed to consist of the amount of cash equal to the fair market value of such non-cash consideration as reasonably determined by the Continental Seller, in the case of non-cash consideration offered by CIASA, and by CIASA, in the case of non-cash consideration offered by another person; provided that the Continental Seller may specify in any notice described in
Section 2.3(a) that the Offered Securities shall only be available to CIASA or another purchaser for cash. Any transfer to a Continental Plan shall be deemed to be a Transfer for cash.

     (f) If CIASA and the Continental Seller do not reach an agreement to transfer the Offered Securities to CIASA in accordance with the provisions of this Section 2.3 and the Continental Seller shall not have transferred the Offered Securities to a third person in accordance with the provisions of this
Section 2.3, the provisions of this Article II shall again apply in connection with any subsequent Transfer of all or any portion of such Offered Securities.

     Section 2.4. Tag Along Rights. (a) Continental shall have the rights set out in Sections 2.4(b) and 2.4(c) only with respect to a sale of Shares by CIASA or a Permitted

Transferee of CIASA (other than (i) Permitted Transfers, (ii) Transfers in a public offering of shares registered with the U.S. Securities and Exchange Commission pursuant to the Registration Rights Agreement or (iii) Transfers of Class B Shares to a Panamanian (as defined in the Registration Rights Agreement) (a "Triggering Sale") pursuant to a bona fide offer (the "Bona Fide Offer") to acquire such Shares made by one or more third-parties (the "Offeror") that would result in CIASA, together with its Permitted Transferees, beneficially owning a percentage of the total outstanding Shares lower than the percentage of the total outstanding Shares beneficially owned at such time by Continental.

     (b) In the event of a Triggering Sale by CIASA or a Permitted Transferee of CIASA (together, for purposes of this Section 2.4, the "CIASA Seller"), the CIASA Seller shall provide Continental with written notice of its election to accept the Bona Fide Offer, which notice shall set forth the name and address of the Offeror and the principal terms of the Bona Fide Offer. Upon receipt of such notice, Continental shall have thirty (30) days to irrevocably elect to sell a certain number of its Class A Shares to the Offeror on the terms and subject to the conditions set forth in Section 2.4(c) hereof; provided that the sale contemplated by the Bona Fide Offer closes. The number of Class A Shares that Continental shall have the right to sell to the Offeror shall be equal to the number of Shares being sold by the CIASA Seller; provided that if CIASA, together with its Permitted Transferees, beneficially owns more than the number of Shares beneficially owned at such time by Continental immediately prior to the Triggering Sale, Continental shall have the right to sell the number of Shares being sold by the CIASA Seller minus the number of Shares held by CIASA and Permitted Transferees of CIASA in excess of the number of Shares beneficially owned at such time by Continental. If the sale contemplated by the Bona Fide Offer does not close, or the CIASA Seller does not sell enough of its Shares to cause a Triggering Sale, the notice provided pursuant to this Section 2.4(b) shall be deemed to have been withdrawn and the rights and obligations of Continental shall continue to be governed by this Section 2.4. Failure by Continental to make an election pursuant to this Section 2.4(b) within the 30-day election period shall constitute an election to decline to sell pursuant to Section 2.4(c).

     (c) If Continental elects to sell its Class A Shares pursuant to Section 2.4(b), it shall take all lawful action reasonably requested by the Offeror to complete the sale contemplated by the Bona Fide Offer, including, without limitation, the surrender to the Offeror of any stock certificates representing such shares properly endorsed for transfer to the Offeror against payment of the sale price for such shares, and if so reasonably requested by the Offeror, the execution of all sale and other agreements in the form requested; provided that Continental shall not be required to make any representation, warranty, or commitment in any such agreement except representations and warranties as to Continental's power and authority to transfer such shares free and clear of all liens and encumbrances, Continental's unencumbered title to such shares, and the absence of any litigation, laws or agreements which would impede the transfer of such shares. The consideration to be paid for Continental's Shares to be sold pursuant to the Bona Fide Offer shall be greater than or equal value to the consideration to be paid for CIASA's Shares sold pursuant to the Bona Fide Offer (in both cases, expressed on a per share basis).

     (d) In addition to the rights described in this Section 2.4, Continental shall have the registration rights described in Section 2.3 of the Registration Rights Agreement at any time that a CIASA Seller sells any Shares to a Panamanian (as defined in the Registration Rights Agreement).

     Section 2.5. Continental Lockup. Continental has requested that the Company enter into an underwriting agreement, dated as of June __, 2006 (the "Underwriting Agreement"), with Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley and Merrill Lynch (the "Underwriters") as the representatives of the several Underwriters, of 7,546,875 shares (the "Shares") of Class A Common Stock, without par value, of the Company, which includes an additional 984,375 shares to cover any over-allotments (the "Over-allotment Shares" and, together, the "Common Stock"). To induce CIASA to continue its efforts in connection with the Public Offering, Continental hereby agrees that, without the prior written consent of CIASA, it will not, during the period commencing on the date hereof and ending two years (or 90 days solely in the case of the Over-Alloment Shares if the over-allotment is not exercised) after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Shares or other securities acquired in such open market transactions and (ii) no filing under
Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of CIASA, it will not, during the period commencing on the date hereof and ending two years after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares. Continental also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of Continental's shares of Common Stock except in compliance with the foregoing restrictions. Notwithstanding the foregoing, the provisions of this Section 2.5 shall not apply to any sale, transfer or other disposition of shares by Continental pursuant to Section 2.4 above.

                                  ARTICLE III
                                  MISCELLANEOUS

     Section 3.1. Termination. This Agreement shall terminate without further action: (i) on the dissolution and liquidation of the Company; (ii) by mutual consent of CIASA and Continental; and (iii) at such time as either Shareholder (including any Permitted Transferee) shall cease to own any Shares. This Agreement shall terminate at the option of CIASA upon written notice to Continental if a significant competitor of COPA, foreign or domestic, other than

Northwest Airlines or its affiliates, acquires majority ownership of, or majority voting control of, Continental.

     Section 3.2. Successors and Assigns. The provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the respective successors and assigns of the Shareholders; provided that the benefit of this Agreement may not be assigned or transferred in whole or in part by any Shareholder without the prior written consent of the other Shareholder except to a Controlling Continental Shareholder (subject to Section 2.1(iv) and provided the Controlling Continental Shareholder agrees in writing to be bound by the terms of this Agreement). Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted successors and assigns any rights, remedies or obligations under or by reason of this Agreement.

     Section 3.3. Entire Agreement. This Agreement, taken together with the Pacto Social of the Company, the Services Agreement, the Alliance Agreement and the Registration Rights Agreement between COPA and Continental, and the Contingency Agreement, dated the date hereof, among the parties hereto, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings relating to such subject matter.

     Section 3.4. Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed, or agreed to abide or be governed by, the remaining portion of the Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

     Section 3.5. Language. The English language version of this Agreement shall be the official version thereof.


     Section 3.6. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of Panama.

     Section 3.7. Arbitration. (a) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the International Chamber of Commerce Court of International Arbitration (the "ICC") in accordance with the International Arbitration Rules of the ICC. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     (b) The number of arbitrators shall be three, one of whom shall be appointed by each of the parties and the third of whom shall be selected by mutual agreement, if possible, within 30 days of the selection of the second arbitrator and thereafter by the ICC (in which case the third arbitrator shall not be a citizen of Panama or the United States) and the place of arbitration shall be Panama City, Panama. The language of the arbitration shall be English, but documents or testimony may be submitted in any other language if a translation is provided.

     (c) The arbitrators will have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms of the Agreement.

     (d) Either party may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. Either party may apply to any court having jurisdiction hereof and seek injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

     Section 3.8. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given on the date of delivery (i) if delivered personally, (ii) if delivered by Federal Express or other next-day courier service, (iii) if delivered by registered or certified mail, return receipt requested, postage prepaid, or (iv) if sent by telecopier (with written confirmation of receipt) or electronic mail; provided that a copy is mailed by next-day courier, registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or to such other person or at such other address and telecopier numbers as may be designated in writing by the party to receive such notice.

     (i)    If to the Company or CIASA:

            Corporacion de Inversiones Aereas, S.A.
            c/o Campania Panamena de Aviacion, S.A.
            Ave. Justo Arosemena y Calle 39 Apdo
            Panama 1, Panama
            Attention: Pedro Heilbron
            Facsimile No.:  +507 227-1952

            with copies to:

            Galindo, Arias y Lopez
            Edif. Omanco
            Apartado 8629
            Panama 5, Panama
            Attention: Jaime A. Arias C.
            Facsimile No.:  + 507 263-5335

            and

            Simpson Thacher & Bartlett LLP
            425 Lexington Avenue
            New York, New York  10017
            United States of America
            Attn: David L. Williams
            Facsimile No.:  (212) 455-2502

     (ii)   If to Continental:

            Continental Airlines, Inc.
            1600 Smith Street
            Houston, Texas  77002
            United States of America
            Attn: Senior Vice President - Asia/Pacific and Corporate Development Facsimile No.: (713) 324-3099

            with copies to:

            Continental Airlines, Inc.
            1600 Smith Street
            Houston, Texas 77002
            United States of America
            Attn: Senior Vice President and General Counsel
            Facsimile No.:  (713) 324-5161


     Section 3.9. Headings. The Article, Section and paragraph headings herein and table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     Section 3.10. Modification, Amendment or Clarification. At any time, the parties hereto may modify, amend or clarify the intent of this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     Section 3.11. Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Each party hereto shall adhere any necessary stamp taxes to its respective counterpart.

     Section 3.12. Constructive Termination. To the extent permitted by applicable law, a Shareholder and the Permitted Transferees of such Shareholder shall be relieved of their obligations, but shall retain their rights, under this Agreement after giving the other Shareholder sixty-days' written notice of the occurrence of a material breach by such other Shareholder of a material provision of this Agreement that remains uncured during such sixty (60)-day notice period.

     Section 3.13. Remedies. Subject to Section 3.7, any Shareholder having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. In addition, in the case of a material breach of this Agreement, the Shareholders shall have the rights to terminate the Alliance Agreement or the Services Agreement as described in and in accordance with those agreements.

     Section 3.14. Shareholder Meeting. The Company shall provide Continental with notice of each meeting of shareholders of the Company, as if Continental were a shareholder entitled to vote at such meeting.

     IN WITNESS WHEREOF, the parties hereto have duly executed the Agreement as of the date first written above.


                       COPA HOLDINGS, S.A.


                       By:
                          ----------------------------------------
                          Name: Pedro Heilbron
                          Title: Chief Executive Officer


                       CORPORACION DE INVERSIONES AEREAS, S.A.


                       By:
                          -----------------------------------------
                          Name: Stanley Motta
                          Title: Director


                       CONTINENTAL AIRLINES, INC.


                       By:
                          -----------------------------------------
                          Name:  Gerald Laderman
                          Title:  Senior Vice President - Finance and Treasurer